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                                                                   EXHIBIT 10.24

                                   BNS COMPANY

      Brown & Sharpe Employee Stock Ownership and Profit Participation Plan

                                    Amendment
                                    ---------

     WHEREAS the Company terminated the Brown & Sharpe Employee Stock Ownership and Profit Participation Plan and Trust Agreement (1998 Restatement) (the "ESOP") on April 27, 2001;

     WHEREAS, the Internal Revenue Service, in connection with its determination of the tax-qualified status of the ESOP upon its termination, as requested certain amendments;

     NOW THEREFORE, pursuant to Section 11.1, the Company hereby amends the ESOP as provided herein.

1. Section 2.11 is amended effective January 1, 1997 by adding a new paragraph to the end thereof to read as follows:

          "For all purposes under the Plan, the term `Highly Compensated Employee' means each individual employed by an Affiliated Company who (a) during such Plan Year or preceding Plan Year, is a `5% owner' within the meaning of Code Section 414(q), or (b) during the preceding Plan Year received Compensation in excess of $80,000 (as adjusted under such Code section)."

2. Section 2.15 is amended effective January 1, 1997 by adding a new paragraph to the end thereof to read as follows:

          "For purposes of this Section 2.15 and Section 2.16 below, a `leased employee' means any person who pursuant to an agreement between an Affiliated Company and any other person has performed services for the Affiliated Company and related persons as defined in Code Section 414(n)(6) on a substantially full-time basis for a period of at least one year provided such services are performed under the primary direction or control of the Affiliated Company."

3.   Section 12.6 is amended in its entirety to read as follows:

          "12.6 Veterans' Re-Employment and Benefits Rights. Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u)."

          IN WITNESS WHEREOF, BNS Company has caused this Amendment to be duly executed in its name and on its behalf by its officer hereto duly authorized this 14th day of November, 2001.

                                                  BNS COMPANY


                                                  By:___________________________

                                                  Title:________________________